*** Confidential Treatment has been requested for portions of this document.

                                                                   EXHIBIT 10.24

                          CHAPARRAL TECHNOLOGIES, INC.
                               HARDWARE AGREEMENT

This Hardware Agreement and the attached Schedules ("Agreement") is between the following parties:

SELLER:                                      BUYER:
Chaparral Technologies, Inc.                 nStor
1951 South Fordham Street                    450 Technology Park
Longmont, CO  80503                          Lake Mary, FL  32746

THE PARTIES AGREE AS FOLLOWS:

1. Certification. Buyer hereby agrees, represents and certifies all Hardware Products purchased from Seller pursuant to this Agreement shall be integrated into Buyer's products, which are assembled or manufactured, in the regular course of Buyer's business. Additionally, Buyer acknowledges the Hardware Products and the pricing of Hardware Products by Seller are based on Seller's reliance on Buyer's representations the Hardware Products will be integrated. Buyer expressly agrees not to resell or transfer any of the Hardware Products as stand alone units and any attempt to do so without Seller's prior written permission shall be a material breach of this Agreement.

2. Hardware Products and Pricing. The Hardware Products which Buyer is authorized to purchase from Seller and the corresponding Prices are listed on Schedule 1. Additionally, Buyer's products which will incorporate or integrate Seller's Hardware Products shall be listed on
         Schedule 1. Buyer shall supply to Seller, upon Seller's request and expense, a sample of Buyer's product(s) which incorporate Seller's Hardware Products.

3. Pricing and Forecasts. Buyer will provide monthly a six (6) month rolling Hardware Product forecast. Lead times shall be negotiable for quantities of Hardware Products not forecasted by Buyer. Hardware Product prices shall be based on buyer's Hardware Product forecast for a six (6) month period. After the first ninety (90) days for the Effective Date, Seller reserves the right to change the price of Hardware Products in accordance with Schedule 1.

4. Subcontractors. Seller agrees Buyer's subcontractors listed in Schedule 1 ("Subcontractors") shall be entitled to receive Products at the address listed in Schedule 1 for the purpose of manufacturing on behalf of Buyer. Buyer is solely responsible and liable to Seller for Subcontractor's actions, errors or omissions for noncompliance with
         Section 1 Certification and the other terms of this Agreement.

5. Terms of Sale. The Terms of Sale which govern the purchase of Hardware Products pursuant to the Agreement are attached hereto as Schedule 2.

6. Term. The term of this Agreement is for a period of one (1) year and shall automatically be renewed for periods of one (1) year unless terminated earlier by either party with ninety (90) days written notice.

7. Termination. This Agreement may be terminated by either party with a ninety (90) day written notice. In the event of such terminations, neither party shall be liable to the other party other than in the event Buyer terminates this Agreement, Buyer shall immediately pay to Seller all amounts due to Seller, including the full purchase price for all outstanding purchase orders and the full purchase price of any and all "risk - buy" inventory. Any terms of this Agreement not specified on Schedule 1, attached, which by their nature extend beyond its termination remain in effect until fulfilled and apply to respective successors and assigns.

8. Confidentiality. No confidential information shall be deemed to be given or received in confidence by either party pursuant to this Agreement unless and to the extent it is covered by a separate written nondisclosure agreement which shall be attached hereto as Schedule 3.

9. Audit. Buyer agrees to keep accurate books and records to show compliance with this Agreement at the address listed above. Seller may conduct unannounced audits of buyer's books and records in order to assure compliance during Buyer's regular business hours and at Seller's expense. Noncompliance by Buyer is grounds for termination of this Agreement.

10. Arbitration. Any disputes between Buyer and Seller with respect to this Agreement shall be settled by binding, final arbitration in accordance with the commercial arbitration rules of the American Arbitration Association then in effect (the "AAA Rules") [unless a non-AAA arbitration is mutually agreed upon by Buyer and Seller]. Any arbitration proceeding shall be conducted in either Boulder County, Colorado or in Denver, Colorado. Any judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction over the subject matter thereof. The arbitrator shall have the authority to grant any equitable and legal remedies available. In the event of any litigation between Buyer and Seller relating to this Agreement, the prevailing party will be entitled to recover reasonable attorney's fees and all costs. The parties agree this Agreement shall be governed by Colorado law, excluding its conflict of laws rules. No action against the Seller for breach hereof shall be commenced more than one (1) year after the accrual of the cause of action.

11. General. All notices shall be sent to each party in writing at the addresses listed above. Notice is effective immediately upon receipt. This Agreement sets forth the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all other oral or written representations and understandings. The failure to enforce any right will not be deemed a waiver of such or any other right including the right to enforce a subsequent breach of the same obligations. This Agreement may be assigned, amended or modified only in writing and signed by the parties. This Agreement will not be construed as a teaming agreement, joint venture or other business relationship.

SELLER:                                  BUYER:

By: /s/ Douglas J. Lehrmann              By: /s/ LARRY CALISCE
   ---------------------------              -----------------------------

Printed: Douglas J. Lehrmann             Printed: Larry Calisce
        ----------------------                   ------------------------

Title: Vice President, Finance           Title: Chief Financial Officer
      ------------------------                 --------------------------

Effective Date: June 18, 1999            Date: June 18, 1999
               ---------------                ---------------------------

                                   SCHEDULE 1

                       HARDWARE PRODUCTS AND PRICE LISTS

HARDWARE PRODUCTS

Product Pricing:

Buyer's G, K and M-series board-level prices, with production shipments for G and K Series product commencing no later than July of 1999, are as follows:

PRODUCT             MSRP                250-699             700-1249            1250-2499           2500
G5312               [***]               [***]               [***]               [***]               [***]

G7313               [***]               [***]               [***]               [***]               [***]

K5312               [***]               [***]               [***]               [***]               [***]

K7313               [***]               [***]               [***]               [***]               [***]

M5314               [***]               [***]               [***]               [***]               [***]

M7325               [***]               [***]               [***]               [***]               [***]


TERMS:

1. Volume pricing based on a minimum combined annual product shipments of [***] units, which shall be reviewed quarterly for accuracy during the quarterly business review.

2. Prices are for Seller standard products. Special Pricing Agreements are negotiated separately.

3. If the purchase order quantity drops to less than [***] per quarter, the pricing will reflect the [***] units per year volume.

4.   Prices do not include memory or battery.

5.   Standard lead-time for Seller products is 120 days.

6. Subject to the provisions below all Purchase Orders placed within 120 days of Seller's delivery date shall be non-cancelable.

Buyer may reschedule Purchase Orders within 120 days of shipment from Seller in accordance with the following schedule:


DAYS BEFORE SCHEDULED SHIP DATE              PO PUSH-OUT %*    PO UPSIDE %
-------------------------------              --------------    -----------
            0-30                                  [***]           [***]
           31-60                                  [***]           [***]
           61-90                                  [***]           [***]
           91-120                                 [***]           [***]
            120+                                  [***]           [***]

* Maximum 1 push-out per Purchase Order

Seller commits its best efforts to satisfy unplanned upside requirements beyond the flexibility committed above, but may be constrained by component level lead-times and related supply.

Buyer may cancel Purchase Orders in accordance with the following schedule:

DAYS BEFORE SCHEDULED SHIP DATE              CANCELLATION CHARGES AS A PERCENT OF PRODUCT PRICE
-------------------------------              --------------------------------------------------
            0-30                                                    [***]
           31-60                                                    [***]
           61-90                                                    [***]
           91-120                                                   [***]
            120+                                                    [***]

Cancellation charges will be calculated from the date Seller receives written notice from Buyer. In the event Buyer cancels any Purchase Order as the direct result of any delay caused by Seller, none of the above charges shall be applicable. Buyer may cancel a Purchase Order, in writing, within three (3) days of a missed shipment date. Seller will have previously notified Buyer, in writing, of the originally acknowledged shipment date. Seller and Buyer will agree to examine an alternative schedule before Seller acknowledges the cancellation of a Purchase Order.

                                HARDWARE PRODUCT
                             STANDARD TERMS OF SALE

The following Standard Terms of Sale ("Terms of Sale") apply to the Hardware Products which Buyer is authorized to purchase pursuant to the Hardware Agreement ("Agreement") entered into between Seller and Buyer on the Agreement Effective Date.

1. TERMS OF SALE. THE TERMS OF SALE CONTAINED HEREIN APPLY TO ALL QUOTATIONS MADE AND PURCHASE ORDERS ENTERED INTO BY THE SELLER, WHETHER IN DOCUMENTARY FORM, OR TRANSMITTED BY ELECTRONIC MEANS. SOME OF THE TERMS SET OUT HERE MAY DIFFER FROM THOSE IN BUYER'S PURCHASE ORDERS, AND SOME MAY BE NEW. THIS ACCEPTANCE IS CONDITIONAL ON BUYER'S ASSENT TO THE TERMS SET OUT HERE IN LIEU OF THOSE IN BUYER'S PURCHASE ORDER. SELLER'S FAILURE TO OBJECT TO PROVISIONS CONTAINED IN ANY COMMUNICATION FROM BUYER SHALL NOT BE DEEMED A WAIVER OF THE PROVISIONS OF THIS ACCEPTANCE. ANY CHANGES IN THE TERMS CONTAINED HEREIN MUST SPECIFICALLY BE AGREED TO IN WRITING, SUCH AS A SPECIAL PRICING AGREEMENT, BY AN OFFICER OR AUTHORIZED MANAGER OF THE SELLER BEFORE BECOMING BINDING ON EITHER THE SELLER OR THE BUYER.

         All purchase orders or agreements must be approved and accepted by the Seller at its home office. These terms shall be applicable whether or not they are attached or enclosed with the Hardware Products to be sold hereunder. No shipments will be made until the Seller receives a signed purchase order. These terms do not apply to the licensing of software products offered by Seller. The terms that govern the software products licensed to Buyer is a separate agreement.

2. HARDWARE PRODUCTS. The Hardware Products which Buyer is authorized to purchase pursuant to these Terms of Sale are listed in the Agreement.

3. TAXES. Unless otherwise specifically provided herein, the amount of any present or future sales, revenue, excise, or other tax applicable to the Hardware Products covered by a purchase order or the manufacture, or sale thereof, shall be added to the purchase price and shall be paid by the Buyer, or in lieu thereof the Buyer shall provide the Seller with a tax exemption certificate thereafter. In the event Seller is required to pay any such tax, fee or charge, at the time of sale, or thereafter, the Buyer shall reimburse Seller therefor.

4. SHIPMENT. Unless otherwise specified on a sales acknowledgment form received from Seller, shipment of goods within and outside the U.S. shall be delivered FOB Seller's dock and title and liability for loss, or damage thereto, shall pass to Buyer upon Seller's tender of delivery of the goods to a carrier for shipment to Buyer, and any loss or damage thereafter shall not relieve Buyer of any obligation hereunder. Buyer shall reimburse Seller for taxes and any other expenses incurred for licenses or clearance required at port of entry and destination. Seller may deliver the goods in installments. Unless otherwise agreed, all items shall be packaged and packed in accordance with Seller's normal practices. Buyer shall pay the per unit carriage and insurance amount attributable to each Hardware Product, as specified in the Agreement and confirmed by way of a sales acknowledgment form sent by Seller to Buyer.

5. PAYMENT. Unless otherwise agreed, all invoices are due and payable (30) days from the date of invoice or with a 2 percent (2%) discount for payment received within ten days of date of invoice. No other discounts are authorized. Shipments, deliveries, and performance of work shall at all times be subject to the approval of the Seller's credit department, and the Seller may at any time decline to make any shipments or deliveries or perform any work except upon receipt or payment, or upon terms and conditions or security satisfactory to the credit department.

         If in the judgment of the Seller, the financial condition of the Buyer at any time does not justify continuation of production, or shipment on the terms of payment originally specified, the Seller may require full or partial payment in advance and, in the event of the bankruptcy or insolvency of the Buyer, or in the event any proceeding is brought by or against the Buyer under the bankruptcy or insolvency laws, the Seller shall be entitled to cancel any order then outstanding, and shall receive reimbursement for its cancellation charges. Each shipment shall be considered a separate and independent transactions, and payment therefor shall be made accordingly. If shipments are delayed by the Buyer, payments shall become due on the date when the Seller is prepared to make shipment. If the work covered by the purchase order is delayed by the Buyer, payments shall be made based on the purchase price, and the percentage of completion. Hardware Products held for the Buyer shall be at the risk and expense of the Buyer.

         Buyer grants and Seller retains a purchase money security interest in each Hardware Product furnished hereunder, and any proceeds thereof, until the full purchase thereof shall have been paid in full.

6. SHIPPING DATES. All shipping dates are estimates only and are dependent upon prompt receipt of all necessary information from Buyer. Shipments may be made in installments. Seller shall be excused from performance and shall not be liable for any delay in delivery or in non-delivery, in whole or in part, caused by the occurrence of any contingency beyond the reasonable control of Seller, including but not limited to, war (whether an actual declaration thereof is made), sabotage, or other act of civil disobedience, judicial action, labor dispute, accident, earthquakes, defaults of suppliers, fire, act of God, shortage of labor, fuel, raw material or machinery or technical or yield failures where Seller has exercised ordinary care in the prevention thereof. Seller may at its sole discretion allocate production and delivery among Seller's customers.

7. RESCHEDULING/CANCELLATION. No delivery delay requested by Buyer on a purchase order placed will be effective unless covered by an amendment to the purchase order that provides for the payment of any agreed upon costs the delay imposes on Seller, and that is signed by and duly authorized representative of Seller. Hardware Products returned for convenience of Buyer, if accepted by Seller, shall be subject to a restocking fee. Buyer may not cancel or reschedule any orders for delivery within one hundred twenty (120) days for any Hardware Products without Seller's prior written consent. A cancellation charge shall be assessed to Buyer on purchase orders for any Hardware Products within ninety (90) one hundred twenty (120) days of the scheduled delivery date. The amount of such charge shall be based on the quantity canceled and the time remaining.

8. INSPECTION. Unless otherwise specified and agreed upon, the Hardware Products to be furnished by Seller under Buyer's purchase order shall be subject to the Seller's standard inspection at the place of manufacture. If it has been agreed upon and specified in Buyer's purchase order Buyer is to inspect or provide for inspection at place of manufacture, such inspection shall be so conducted as to not interfere unreasonable with Seller's operations and consequent approval, or rejection shall be made before shipment of the Hardware Products. Notwithstanding the foregoing, upon receipt of Hardware Products by Buyer which appear not to conform to the description of the Hardware Products in the Agreement, the Buyer shall immediately notify the Seller of such conditions and afford the Seller a reasonable opportunity to inspect the Hardware Products. No Hardware products shall be returned without Seller's consent. Seller's Return Material Authorization Number must accompany the return of all Hardware Products to Seller.

9. LIMITED WARRANTY. THE FOLLOWING WARRANTY IS IN LIEU OF ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTIES INTELLECTUAL PROPERTY RIGHTS AND OF ALL OTHER OBLIGATIONS OR LIABILITIES ON SELLER'S PART. THIS WARRANTY NEITHER ASSUMES NOR AUTHORIZES ANY OTHER PERSON TO ASSUME FOR SELLER ANY OTHER LIABILITY IN CONNECTION WITH THE SALE OF SELLER'S PRODUCTS. THIS WARRANTY DOES NOT APPLY TO PROBLEMS ARISING FROM BATTERY LEAKAGE OR USE OF IMPROPER EXTERNAL POWER SOURCES.

         Seller warrants to Buyer that Hardware Product delivered under this Agreement is 100% defect free. Seller also warrants to the Buyer the following Hardware Products against defects in material workmanship under normal use and service for the period of three (3) year from the date of shipment. Seller's obligations under this provision are limited, and its sole option to: (i) replacing, (ii) repairing or,
         (iii) giving credit for any Hardware Product which shall, within the warranty period, be returned to Seller's factory, transportation charges prepaid, and which is, after examination, disclosed to Seller's satisfaction to be thus defective. Prior to returning any Hardware Product to Seller, Customer must request and obtain a Return Material Authorization form from Seller. This warranty shall not apply to any Hardware Products which have been repaired or altered except by Seller, or which shall have been subject to misuse, negligence or accident or not maintained in accordance with handling or operating instructions supplied by Seller. Any Hardware Products replaced or returned for repair are warranted for a period on ninety (90) days, but in no event will the warranty be extended beyond the original warranty period. This warranty applies exclusively to Buyer and does not extend to Buyer's customers.

10. PATENT INFRINGEMENT. Buyer shall hold Seller harmless from and defend against any costs, expenses, damages, or liabilities arising from Seller's compliance with Buyer's designs, instructions, or specifications. Except as set forth above, Seller agrees to defend, or at Seller's option settle, at Seller's own expense and under Seller's sole control, any claim, suit, demand, or proceeding, including attorney's fees (an "Action") resulting from any alleged infringement of United States patents owned by third parties by Hardware Products as sold and purchased by Buyer and from Seller, provided Buyer (I) gives to Seller prompt notice of any such action, (II) authorizes Seller to settle or defend any such Action, and (III) assists Seller in so doing upon Seller's request (at Seller's expense). Should, as a result of any such Action, Buyer be enjoined from selling or using the Hardware Product, Seller shall either: (1) procure for Buyer the right to use or sell the Hardware Product; (2) modify the Hardware Product so that it becomes non-infringing; (3) upon receipt of the Hardware Product, provide to Buyer a non-infringing product meeting the same function specifications as the Hardware Product or (4) authorize the return of the Hardware Product to the Seller, and upon its receipt refund to Buyer the cost of the Hardware Product. Buyer will use commercially reasonable efforts to assist Seller in mitigating its damages hereunder. Seller shall not be liable for any costs or expenses incurred without Seller's prior written authorization. Notwithstanding the foregoing, in no event shall Seller's liability hereunder exceed the aggregate amount paid by Buyer to Seller for those Hardware Products incorporating the allegedly infringing technology licensed or purchased under, or in conjunction with this Agreement during the twelve (12) months immediately preceding the initiation of such Action. The foregoing states the entire liability to Seller for infringement of the patents of third parties, and in particular, Seller has no obligations to indemnify Buyer for infringement of patents resulting from combinations of the Hardware Product with other products, whether or not supplied by Seller. THIS PROVISION IS STATED IN LIEU OF ANY OTHER EXPRESSED, IMPLIED, OR STATUTORY WARRANTY AGAINST INFRINGEMENT AND SHALL BE THE SOLE AND EXCLUSIVE REMEDY FOR PATENT INFRINGEMENT OF ANY KIND.

11. DAMAGE LIMITATION. INDEPENDENTLY OF ANY OTHER REMEDY LIMITATION HEREOF AND NOTWITHSTANDING ANY FAILURE OF THE ESSENTIAL PURPOSE OF ANY SUCH LIMITED REMEDY, IT IS AGREED IN NO EVENT SHALL SELLER BE LIABLE FOR SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES OF ANY KIND UNDER THIS AGREEMENT.

12. U.S. GOVERNMENT CONTRACTS. If Buyer's original purchase order indicates by contract number it is placed under a government contract, only the following provisions of the current Federal Aquisition Regulations are applicable in accorance with the terms thereof, with an appropriate substitition of parties, as the case may be -- i.e., "Contracting Officer" shall mean "Buyer," "Contractor" shall mean "Seller," and the term "Contract" shall mean this order:

                  52.202-1. Definitions; 52.232-11, Extras; 52.219-9; Variation
                  in Quantity; 52.232-23, Assignment of Claims; 52.228-2, Additional Bond Security; 52.225-11, Certain Communist Areas; 52.222-4, Contract Work Hours and Safety Standards Act -- Overtime Compensation; 52.222-20, Walsh-Healy Public Contracts Act; 52.222-25, Equal Opportunity; Officials Not to Benefit; 52.203-5, Covenant Against Contingent Fees;
                  52.249-1, Termination for Convenience of the Government (Fixed Price) (Short Form) (only to the extent that Buyer's contract is terminated for the convenience of the government); 52.2-1, Contractor Inspection Requirements; 52.227-1, Authorization and Consent;
                  52.227-2, Notice and Assistance Regarding Patent and Copyright Information; 52.247-1, Commercial Bill of Lading Notations; 52.233-35, Affirmative Action for Special Disabled and Vietnam Era Veterans; 52.222-1, Notice to the Government of Labor Disputes; 52.215-1, Examination of Records by Controller General; 52.220-3, Utilization of Labor Surplus Area Concerns.

13. HARDWARE PRODUCT CHANGES. Seller reserves the right, at its sole discretion, to discontinue manufacturing or supplying any Hardware Product which has not been firmly scheduled for delivery to Buyer. Seller also reserves the right to change or improve any Hardware Product or specification provided that such changes do not affect form, fit or function. Changes that do not affect form, fit or function will be made upon giving thirty (30) day's advance notification to Buyer, and shipments will be made upon the approval of the Buyer. Seller may from time, to time, delete or obsolete a Hardware Product.

14. INTERNATIONAL ORDERS. Seller shall use its best efforts to obtain export licenses for shipment from the United States to foreign countries on behalf of Buyer, provided that Buyer has supplied Seller with all the information necessary to obtain such licenses. Buyer shall be responsible for obtaining all import licenses required by any country and all re-export licenses. Buyer shall comply with all applicable provisions of the Export Administration Regulations of the United States Department of Commerce, or any amendment thereto, in effect with respect to all Hardware Product hereunder, and shall provide Seller with all documentation and data necessary or desirable in monitoring such compliance. Buyer agrees to hold Seller harmless against any liability arising from the failure of Buyer or Buyer's customers to comply with such regulations. This provision shall survive any termination, transfer, or expiration of the Agreement. Seller shall have no duty to ship any Hardware Products under a purchase order if appropriate licenses, permits and the like are not granted by the countries of import and export.

15. SALE CONVEY NO LICENSE. Seller's Hardware Products are offered for sale and are sold by Seller subject to the condition that such sales does not convey any license, expressly, or by implication, estoppel otherwise, under any patent, mask work, or copyright, or any assembly, circuit, combination, method or process witch any such Hardware Products are used. Seller expressly reserves all its rights under such patents, mask works or copyrights.

16. TECHNICAL SUPPORT. Buyer shall maintain sufficient technical personnel and resources to support, and shall use its best efforts to support, the Hardware Products at Buyer's customers. Such support shall include, but not be limited to, providing telephone assistance during normal business hours and user documentation from Buyer to their customer. Supplier will provide technical support to Buyer's personnel via telephone assistance and website support for Hardware Product documentation and firmware online at: www.chaparraltec.com.

         In addition, Buyer shall make its technical personnel available for technical training two (2) times per year, which training shall take place at a location to be agreed upon between the parties. Seller shall pay the costs of materials for the training hereunder; all travel costs associated with attending the training for each party shall be borne by such party.

17. RETURN MATERIAL AUTHORIZATION. In the event that Buyer needs to return Hardware Products, purchased under the terms and conditions of this Agreement, Buyer shall call or use electronic mail to request a RMA Number from Seller's Corporate Sales Department. No product can be received on Seller's dock unless properly authorized and will be returned to Buyer. Seller will provide RMA Numbers within two (2) business days. Buyer will use Seller's packing materials to return any Hardware Product.